                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Trigon Healthcare, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 [TRIGON LOGO]

                            2015 Staples Mill Road
                           Richmond, Virginia 23230

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                April 25, 2001

TO THE HOLDERS OF TRIGON HEALTHCARE, INC. CLASS A COMMON STOCK:

  You are cordially invited to attend the annual meeting of shareholders of Trigon Healthcare, Inc. (the "Company") to be held at the Company's headquarters, 2015 Staples Mill Road, Richmond, Virginia, on Wednesday, April 25, 2001, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

  1. To elect four directors to three-year terms, one director to a two-year term and one director to a one-year term on the Company's Board of Directors;

  2. To ratify the selection of KPMG LLP as the independent auditors for the Company for 2001; and

  3. To transact such other business as may properly come before the meeting.

  Only holders of record of shares of Common Stock at the close of business on March 9, 2001, will be entitled to vote at the meeting and any adjournments or postponements thereof.

  Whether or not you plan to attend the meeting, please either (i) complete and return the enclosed proxy card promptly in the enclosed envelope or (ii) enter your vote by telephone in accordance with the instructions on the proxy card.

                                By Order of the Board of Directors


                                /s/ J. Christopher Wiltshire

                                J. Christopher Wiltshire, Secretary

Richmond, Virginia
March 23, 2001

                                PROXY STATEMENT

                            Trigon Healthcare, Inc.
                            2015 Staples Mill Road
                           Richmond, Virginia 23230

  This Proxy Statement, mailed to shareholders on or about March 23, 2001, is furnished in connection with the solicitation by Trigon Healthcare, Inc. (the "Company") of proxies for use at the annual meeting of shareholders to be held on April 25, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is being mailed to you with this Proxy Statement.

  In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. The Company also has retained Corporate Investor Communications, Inc., a proxy solicitation firm, for a fee of $4,000, plus reimbursement of expenses, to assist in the solicitation of proxies of shareholders of record and those shareholders whose shares are held in street name by brokers, banks and other institutions.

  On March 9, 2001, the date for determining shareholders entitled to vote at the meeting, 37,307,947 shares of Class A Common Stock of the Company ("Common Stock") were outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

  Any shareholder giving a proxy may revoke the proxy at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted FOR the election of the nominees for director named herein and FOR the ratification of KPMG LLP as the Company's independent auditors for 2001, unless the proxy contains specific instructions to the contrary, in which event the proxy will be voted in accordance with such instructions.

  Except for the election of directors, action on matters submitted to a vote of the shareholders at the meeting will be approved if a quorum is present and the votes cast in favor of the matter constitute a majority of the votes cast for or against the matter. With respect to the election of directors, the nominees receiving the greatest number of votes cast will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder abstains or withholds the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken on such matter. Votes will be tabulated by one or more inspectors of election.

                        ITEM ONE--ELECTION OF DIRECTORS

  The Company's Board of Directors (the "Board") presently consists of 14 directors, who are divided into three classes with staggered terms. The terms of William R. Harvey, Ph.D., Gary A. Jobson, William N. Powell, J. Carson Quarles and R. Gordon Smith will expire at the Annual Meeting. Mr. Quarles will retire from the Board at the 2001 Annual Meeting. Stirling L. Williamson, Jr., whose term as a director would have expired at the 2002 Annual Meeting, retired in December 2000. Dr. Harvey and Messrs. Jobson, Powell, and Smith have been nominated for re-election to three-year terms. In addition, A. Hugh Ewing, III has been nominated for election to a two-year term and John Sherman, Jr. has been nominated for election to a one-year term. After the election to the Board at the 2001 Annual Meeting, the Board will consist of 13 directors divided into three classes of four directors, four directors, and five directors, respectively.

  All the nominees have consented to being named as a nominee in the Proxy Statement and have indicated their willingness to serve if elected. However, if at the time of the meeting any nominee is unable to or unwilling to serve, the proxies will be voted for such other person as the Board may designate.

  Information about the nominees for election as directors and about other directors of the Company appears below. Reference to when a director was first elected to the Board refers to when the director was first elected to the Board of the Company or to the Board of Directors of Trigon Blue Cross Blue Shield, a wholly-owned subsidiary of the Company and its principal operating subsidiary ("Trigon BCBS").

Nominees for Election to a Three-Year Term

  William R. Harvey, Ph.D., was elected to the Board in 1992. He has been President of Hampton University in Hampton, Virginia, since 1978 and owner of the Pepsi-Cola Bottling Company, Houghton, Michigan since 1986. Dr. Harvey serves on the board of Newport News Shipbuilding, Inc. Dr. Harvey is 60.

  Gary A. Jobson was elected to the Board in 1987. He has been a marketing and product development consultant through his company, Maritime Productions, since 1978. Mr. Jobson is 50.

  William N. Powell was elected to the Board in 1980. He has been President of Salem Tools, Inc. since 1981, and serves on the board of Mechanical Development Company, Inc. Mr. Powell is 57.

  R. Gordon Smith was elected to the Board in 1995. He has been a partner with McGuireWoods LLP in Richmond, Virginia since 1969. Mr. Smith is 62.

Nominee for Election to a Two-Year Term

  A. Hugh Ewing, III was elected to the Board in 2000. He is a founder and has served as President of Ewing Monroe Bemiss & Co. since 1992. Mr. Ewing is 57.

Nominee for Election to a One-Year Term

  John Sherman, Jr. was elected to the Board in 2000. He has served as President and Chief Executive Officer of Scott & Stringfellow, Inc. since 1996. Mr. Sherman is 55.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Directors Whose Terms Do Not Expire This Year

  Lenox D. Baker, Jr., M.D. was elected to the Board in 1985. He has been a cardiac and thoracic surgeon, and has been affiliated with Mid-Atlantic Cardiothoracic Surgeons, Ltd., since 1979. He is also chief of the Division of Cardiac and Thoracic Surgery at Sentara Hospitals, and an assistant professor of surgery at the Medical College of Hampton Roads. Dr. Baker is 59, and his term as a director will expire in 2003.

  Robert M. Freeman was elected to the Board in 1993. He was Chairman of Signet Banking Corporation from 1990 through December 1996 and served as Chief Executive Officer of that company from April 1989 to May 1996. Mr. Freeman serves on the board of Heilig-Meyers Company. Mr. Freeman is 59, and his term as a director will expire in 2002.

  Joseph S. Mallory was elected to the Board in 2000. From 1980 until his retirement in April 1999, Mr. Mallory served as Senior Vice President of Booz, Allen & Hamilton, Inc., a management consulting firm. Mr. Mallory is 63, and his term as a director will expire in 2003.

  Donald B. Nolan, M.D. was elected to the Board in 1983. He has been a practicing neurologist in the Roanoke, Virginia area since 1971, and is currently affiliated with the Roanoke Neurological Associates. He is also director of the Electro-Diagnostic Laboratory at Roanoke Memorial Hospital. Dr. Nolan is 61, and his term as a director will expire in 2003.

  Thomas G. Snead, Jr. was elected to the Board in 1999. He joined Trigon BCBS in 1985. He became Senior Vice President and Chief Financial Officer in 1990 and was elected President and Chief Operating Officer in 1997. In April 1999, Mr. Snead was elected President and Chief Executive Officer of the Company. Mr. Snead is 47, and his term as a director will expire in 2002.

  Hubert R. Stallard was elected to the Board in 1997. Until his retirement on February 29, 2000, he was President and Chief Executive Officer of Bell Atlantic-Virginia, Inc., a position he held for more than five years. He serves on the board of Universal Corporation. Mr. Stallard is 64, and his term as a director will expire in 2003.

  Jackie M. Ward was elected to the Board in 1993. She is a founder and has served as Chief Executive Officer of Atlanta-based Computer Generation Incorporated since 1970. Ms. Ward serves on the boards of Bank of America Corporation, Matria Healthcare, Inc., SCI Systems Inc., Equifax Inc., Profit Recovery Group International, Inc., PTEK Holdings, Inc., and Flowers Industries, Inc. Ms. Ward is 62, and her term as a director will expire in 2002.

                      BENEFICIAL OWNERSHIP OF SECURITIES

  The following table sets forth information about the Common Stock of the Company beneficially owned as of March 1, 2001, by (i) each of the five executive officers named in the Summary Compensation Table (the "Named Executive Officers"); (ii) each director and nominee for director of the Company; and (iii) the directors and executive officers as a group. The Company is not aware of any person who owns beneficially more than 5% of the Company's Common Stock. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.

                                               Number of Shares
                                           Beneficially Owned as of Percent of
Name                                            March 1, 2001         Class
----                                       ------------------------ ----------
Named Executive Officers:
Thomas G. Snead, Jr.**                              316,321(1)            *
James W. Copley, Jr.                                118,186(2)            *
Paul F. Nezi                                        116,015(3)            *
William P. Bracciodieta, M.D.                        32,061(4)            *
Thomas R. Byrd                                      106,385(5)            *

Directors and Nominees for Director (6):
Lenox D. Baker, Jr., M.D.                            31,757               *
A. Hugh Ewing, III                                      136               *
Robert M. Freeman                                    44,192               *
William R. Harvey, Ph.D.                             30,749               *
Gary A. Jobson                                       27,613               *
Joseph S. Mallory                                     4,076(7)            *
Donald B. Nolan, M.D.                                26,546               *
William N. Powell                                    23,465(8)            *
J. Carson Quarles                                     9,946(9)            *
John Sherman, Jr.                                     2,653               *
R. Gordon Smith                                      34,435               *
Hubert R. Stallard                                   24,522               *
Jackie M. Ward                                       28,337               *
All Directors and Executive Officers as a
 group (27 persons)                               1,558,355(10)        4.04%

-------
  * Less than one percent of the Common Stock outstanding as of March 1, 2001.

 ** Mr. Snead is also a director of the Company.

 (1) Includes 285,834 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 2,854 shares held in the Employee Stock Purchase Plan, 10,921 shares of restricted stock and 4,203 shares held in the Employees' Thrift Plan.

 (2) Includes 106,890 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 1,993 shares held in the Employee Stock Purchase Plan and 8,303 shares held in the Employees' Thrift Plan.

 (3) Includes 101,767 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 1,829 shares held in the Employee Stock Purchase Plan, 1,647 shares of restricted stock and 1,587 shares held in the Employees' Thrift Plan.

 (4) Includes 21,667 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 726 shares held in the Employee Stock Purchase Plan, 4,593 shares of restricted stock and 605 shares held in the Employees' Thrift Plan.

 (5) Includes 89,834 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 2,712 shares held in the Employee Stock Purchase Plan, 7,343 shares of restricted stock and 1,317 shares held in the Employees Thrift Plan.

 (6) Figures for each director, other than Messrs. Snead, Ewing, Mallory, Powell, Quarles and Sherman, include 20,001 shares that may be acquired by each director within 60 days by the exercise of stock options granted pursuant to the 1997 Non-Employee Directors Stock Incentive Plan.

 (7) Includes 3,334 shares that may be acquired within 60 days by exercise of stock options granted pursuant to the 1997 Stock Incentive plan.

 (8) Excludes 6,841 shares held by Salem Tools, Inc., of which Mr. Powell is President. Mr. Powell disclaims beneficial ownership of such shares. Includes 15,001 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Non-Employee Directors Stock Incentive Plan.

 (9) Includes 5,000 shares that may be acquired within 60 days by exercise of stock options granted pursuant to the 1997 Stock Incentive Plan.

(10) Excludes 6,841 shares as to which the directors and executive officers as a group disclaim beneficial ownership. Includes 1,277,980 shares that may be acquired within 60 days by the exercise of stock options granted pursuant to the 1997 Stock Incentive Plan, 21,987 shares held in the Employee Stock Purchase Plan, 50,515 shares of restricted stock and 36,877 shares held in the Employees' Thrift Plan.

Certain Business Relationships

  R. Gordon Smith is a partner with McGuireWoods LLP, which serves as counsel to the Company.

                      CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

Committees of the Board

  Executive Committee. The Executive Committee is composed of J. Carson Quarles (Chairman), Lenox D. Baker, Jr., M.D., Robert M. Freeman, William N. Powell, R. Gordon Smith, Thomas G. Snead, Jr., and Jackie M. Ward. Between meetings of the Board, the Executive Committee has the full authority of the Board, except to the extent such authority is limited by the Company's Articles of Incorporation, its Bylaws or Virginia law.

  Audit Committee. The Audit Committee is composed of R. Gordon Smith (Chairman), William R. Harvey, Ph.D., Gary A. Jobson, Donald B. Nolan, M.D., John Sherman, Jr. and Hubert R. Stallard. The Audit Committee oversees the financial reporting processes and internal controls of the Company and makes recommendations about these matters to the Board and the Executive Committee. The Audit Committee reviews with the Company's independent auditors the Company's audited financial statements and other reports pertaining to the Company's finances, and recommends the selection of the Company's independent auditors.

  Human Resources, Compensation and Employee Benefits Committee. The Human Resources, Compensation and Employee Benefits Committee is composed of Jackie
M. Ward (Chairperson), Lenox D. Baker, Jr., M.D., William R. Harvey, Ph.D., William N. Powell and Hubert R. Stallard. The Human Resources, Compensation and Employee Benefits Committee considers management proposals, makes recommendations to the Board and, where express authority is conferred by the Board, approves the compensation and benefits programs for the officers and employees of the Company and its subsidiaries.

  Finance and Investment Committee. The Finance and Investment Committee is composed of William N. Powell (Chairman), A. Hugh Ewing, III, Robert M. Freeman, Gary A. Jobson, Joseph S. Mallory, John Sherman, Jr., R. Gordon Smith and Jackie M. Ward. The Finance and Investment Committee oversees the financial affairs and investments of the Company and its subsidiaries and periodically reports to the Board on these affairs and investments.

  Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Robert M. Freeman (Chairman), Joseph S. Mallory, Donald B. Nolan, M.D., and Hubert R. Stallard. The Nominating and Corporate Governance Committee recommends to the Board persons to be nominated for election as directors of the Company. The Committee also recommends to the Board persons to be elected as chairpersons and members of the Executive Committee and standing Board committees (except Chairman of the Audit Committee), and officers of the Company. The Committee considers nominees recommended by shareholders, whose recommendations should be submitted to the Committee through the Corporate Secretary of the Company. The Committee may also make recommendations to the Board on corporate governance issues, such as establishing guidelines for Board and Board committee structure and composition, and setting criteria for Board membership and frequency of meetings. The Nominating and Corporate Governance Committee also reviews any actual or potential conflicts of interest involving any officer or director of the Company.

  Provider Policy Committee. The Provider Policy Committee is composed of Lenox D. Baker, Jr., M.D. (Chairman), A. Hugh Ewing, III, William R. Harvey, Ph.D., Gary A. Jobson, Joseph S. Mallory and Donald B. Nolan, M.D., and the following non-director committee members: Lawrence E. Blanchard, III, M.D., John M. Daniel, III, M.D., and James M. Wells, Jr., M.D. The Provider Policy Committee reviews management proposals and makes recommendations to the Board with respect to the Company's policies and procedures that have a substantial impact upon institutional and professional providers of healthcare services.

Attendance at Meetings

  During 2000, the Board of Directors of the Company held nine meetings and the Executive Committee met four times. The Audit Committee of the Company met four times, the Human Resources, Compensation and Employee Benefits Committee met five times, the Finance and Investment Committee met six times, the Nominating and Corporate Governance Committee met three times and the Provider Policy Committee met twice. All directors of the Company except Dr. Baker and Mr. Jobson attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served.

Compensation of Directors

  Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees. Directors who are not officers or employees of the Company receive a quarterly retainer of $6,500 for serving on the Board, a quarterly retainer of $500 to serve as a Committee chairperson, a fee of $1,250 for each Board meeting attended, a fee of $1,000 for each Committee meeting attended, a fee of $350 for participating in a Board meeting held by conference call, and a fee of $100 for attending other Board-related meetings. Fees paid to directors may be deferred under the Company's non-qualified deferred compensation plan and may be received in the form of Common Stock under the Directors Plan (defined below). See "Compensation of Executive Officers--Deferred Compensation."

  On April 16, 1997, the shareholders of the Company approved the 1997 Non-Employee Directors Stock Incentive Plan (the "Directors Plan"). Pursuant to the Directors Plan, each non-employee director of the Company automatically received an option to purchase 10,000 shares of the Company's Common Stock on April 16, 1997. Each non-employee director elected for the first time after April 16, 1997 automatically receives an option to purchase 10,000 shares of Company's Common Stock on the date of his or her initial election. In addition to the initial grants, each eligible director automatically receives an option to purchase 5,000 shares of the Company's Common Stock on the date of each annual meeting of shareholders. The exercise price for each option is 100% of the fair market value of the Company's Common Stock on the date of grant. Options vest in annual installments over three years, so long as the eligible director is a director of the Company on that date, or upon the retirement of a director who has reached age 65 and is no longer eligible for re-election. Exercisable options terminate on the earlier of 36 months after the termination of a director's service as a director of the Company or the tenth anniversary of the date of grant. All options become fully exercisable upon a change of control of the Company.

Compensation Committee Interlocks and Insider Participation

  The Human Resources, Compensation and Employee Benefits Committee of the Board includes: Jackie M. Ward (Chairperson), Lenox D. Baker, Jr., M.D., William R. Harvey, Ph.D., William N. Powell and Hubert R. Stallard. No interlocking relationship exists between any member of this committee or the Board and any member of any other company's board of directors or compensation committee. None of the committee members is or was an officer or employee of the Company or its subsidiaries during 2000.

Nominations for Directors

  In accordance with the Company's Bylaws, a shareholder who is entitled to vote at an election of directors and who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such a nomination. A shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage prepaid, addressed to the Secretary of the Company at the principal office of the Company. To be timely, the notice must be received (i) on or after the first day of February and before the first day of March of the year in which the meeting will be held if the meeting is an annual meeting and clause (ii) is not applicable, or (ii) not less than 60 days before an annual meeting, if the date of the annual meeting, as prescribed in the Company's Bylaws, has been changed by more than 30 days, or
(iii) not later than the close of business on the tenth day following the day on which notice of a special meeting of shareholders called for the purpose of electing directors is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by writing the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  The Securities Exchange Act of 1934 requires the Company's officers and directors and any persons owning more than 10% of the Company's Common Stock to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon the Company's review of the copies of the Forms 3, 4 and 5 received by it, the Company believes that all officers and directors complied with such filing requirements, except that Mr. Copley filed late one Form 4 reporting one transaction. The Company is not aware of any person that owned more than 10% of the Common Stock in 2000.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid by the Company or any of its subsidiaries to the Named Executive Officers for the years ended December 31, 2000, December 31, 1999 and December 31, 1998:

                                                                             Long Term Compensation
                                                                         ------------------------------
                                            Annual Compensation                Awards         Payouts
                                    ------------------------------------ ------------------- ----------
                                                            Other Annual Restricted                      All Other
                                                            Compensation Stock ($)  Options/    LTIP    Compensation
Name and Principal Position    Year Salary ($)(1) Bonus ($)    ($)(2)      (3)(4)   SAR (#)  Payouts($)    ($)(5)
---------------------------    ---- ------------- --------- ------------ ---------- -------- ---------- ------------
Thomas G. Snead, Jr.           2000    550,866     661,475     2,825           --   165,000   496,107      54,131
 Chairman of the Board         1999    405,940     463,777     1,823      407,027    80,000        --      44,633
 and Chief Executive Officer   1998    325,000     325,000     1,229      295,776    60,000        --      21,750
James W. Copley, Jr.           2000    205,500     726,289       937           --    20,000        --      30,824
 Senior Vice President and     1999    197,600     351,897     1,440           --    10,000        --      38,775
 Chief Investment Officer      1998    190,000     425,148     2,645           --    30,000        --      19,967
Paul F. Nezi                   2000    270,400     216,320     3,537           --    20,000   162,240      31,941
 Senior Vice President,        1999    260,000     208,000       241           --    15,000   130,000      27,600
 Virginia Group Business       1998    250,000     200,000       633      162,501    30,000        --      19,687
William P. Bracciodieta, M.D.  2000    265,000     212,000       315           --    20,000   159,000      24,614
 Senior Vice President and     1999    254,800     203,840       173      165,648    15,000        --      24,451
 Chief Medical Officer(/6/)    1998    198,670     198,333        --      132,716    30,000        --      35,081
Thomas R. Byrd                 2000    262,000     209,600     4,998      204,413    20,000        --      22,785
 Senior Vice President and     1999    215,000     172,000       415      139,774    25,000        --      21,300
 Chief Financial Officer       1998    175,000     140,000       138      113,780     5,000        --       9,970

-------
(1) Includes amounts deferred under Trigon BCBS' Employees' Thrift Plan and 401(k) Restoration Plan.

(2) Includes Medicare tax and related income tax gross-up paid by Trigon BCBS or any of its subsidiaries for Named Executive Officers on the present value of their vested non-qualified Supplemental Executive Retirement Plan benefit earned in 2000 in the amounts of $1,758 for Mr. Snead, $677 for Mr. Copley, $2,743 for Mr. Nezi, $114 for Dr. Bracciodieta and $513 for Mr. Byrd. Includes Medicare tax and related income tax gross-up paid by Trigon BCBS for Named Executive Officers with respect to employer contributions under the 401(k) non-qualified Restoration Plan for 2000 in the amounts of $567 for Mr. Snead, $260 for Mr. Copley, $294 for Mr. Nezi, $201 for Dr. Bracciodieta and $178 for Mr. Byrd. Includes income tax gross-up on non-cash awards paid by Trigon BCBS for 2000 in the amounts of $500 for Mr. Snead, $500 for Mr. Nezi and $4,307 for Mr. Byrd.

(3) A long-term incentive award for the three-year performance period beginning January 1, 1998, and ending December 31, 2000, was paid in restricted stock to Mr. Byrd. Mr. Byrd was awarded 3,450 shares of restricted stock at $59.25, the closing price on February 7, 2001. One-third of the restricted stock will vest on February 15, 2002, one-third will vest on February 15, 2003 and one-third will vest on February 15, 2004. The Company currently has no plans to pay dividends on the restricted stock. Mr. Copley does not participate in the Long-Term Incentive Plan. Messrs. Snead and Nezi and Dr. Bracciodieta received payments for their 1998-2000 long-term incentive award in cash as indicated in the Summary Compensation Table above.

(4) At December 31, 2000, Mr. Snead held 17,882 shares of restricted stock valued at $1,391,443; Mr. Nezi held 3,295 shares of restricted stock valued at $256,392; Dr. Bracciodieta held 7,563 shares of restricted stock valued at $588,495; and Mr. Byrd held 6,418 shares of restricted stock valued at $499,401.

(5) Includes matching contributions and profit sharing matching contributions under Trigon BCBS' Employees' Thrift Plan and 401(k) Restoration Plan for 2000 in the amounts of $53,269 for Mr. Snead, $29,264 for Mr. Copley, $31,941 for Mr. Nezi, $24,614 for Dr. Bracciodieta, and $22,785 for Mr. Byrd. The amounts for 1999 and 1998 have been restated to include profit sharing matching contributions. Matching contributions and profit sharing matching contributions under the Thrift Plan and 401(k) Restoration Plan for 1999 were $43,856 for Mr. Snead, $37,365 for Mr. Copley, $27,600 for Mr. Nezi, $24,451 for Dr. Bracciodieta, and $21,300 for Mr. Byrd. Matching contributions and profit sharing matching contributions under the Thrift Plan and 401(k) Restoration Plan for 1998 were $21,049 for Mr. Snead, $18,683 for Mr. Copley, $19,687 for Mr. Nezi, $1,530 for Dr. Bracciodieta, and $9,970 for Mr. Byrd. Includes actuarial equivalent of the benefit to the executive from payment of annual premiums by Trigon BCBS in 2000 under a split dollar life insurance program in the amounts of $862 for Mr. Snead and $1,560 for Mr. Copley.

(6) Dr. Bracciodieta was hired effective March 9, 1998. The amount shown in the annual bonus column for 1998 includes a $35,000 signing bonus paid in March 1998.

Stock Option Grants

  The following table provides information about stock options granted to the Named Executive Officers in 2000 under the Company's 1997 Stock Incentive Plan.

                             Option Grants in 2000

                                                                     Potential Realizable
                                                                       Value at Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                       Appreciation for
                                                                       Option Term (3)
                                                                     --------------------
                                     % of Total
                                      Options    Exercise
                           Options   Granted to  or Base
                           Granted  Employees in  Price   Expiration
Name                      (#)(1)(2)     2000      ($/Sh)     Date      5%($)     10%($)
----                      --------- ------------ -------- ---------- --------- ----------
Thomas G. Snead, Jr.       165,000      33.6%     38.625   4/26/10   4,008,024 10,157,120
James W. Copley, Jr.        20,000       4.1%     38.625   4/26/10     485,821  1,231,166
Paul F. Nezi                20,000       4.1%     38.625   4/26/10     485,821  1,231,166
William P. Bracciodieta,    20,000       4.1%     38.625   4/26/10     485,821  1,231,166
 M.D.
Thomas R. Byrd              20,000       4.1%     38.625   4/26/10     485,821  1,231,166

-------
(1) No stock appreciation rights were granted in 2000.

(2) Granted as of April 26, 2000 as part of the Company's 1997 Stock Incentive Plan. The options vest in annual installments over three years beginning January 3, 2001 so long as the optionee remains employed by the Company or one of its subsidiaries. All options are granted at 100% of the fair market value of the Company's Common Stock on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of the Company's stock price.

Stock Option Exercises and Holdings

  The following table provides information for the Named Executive Officers about stock options exercised during 2000 and unexercised stock options held as of December 31, 2000.

                      Aggregated Option Exercises in 2000
                        and 2000 Year-End Option Values

                                                                   Number of Unexercised       Value of Unexercised
                               Shares Acquired on                       Options at            In-The-Money Options at
                                  Exercise of         Value          December 31, 2000         December 31, 2000(3)
Name                             Options (#)(1)   Realized($)(2) Exercisable/Unexercisable Exercisable/Unexercisable ($)
----                           ------------------ -------------- ------------------------- -----------------------------
Thomas G. Snead, Jr.                     --               --          184,168/238,332           9,659,381/9,840,463
James W. Copley, Jr.                  4,500          127,120            86,890/36,666           4,720,552/1,576,848
Paul F. Nezi                         10,000          282,155            80,100/40,000           4,317,131/1,711,875
William P. Bracciodieta, M.D.        25,000          795,456                 0/40,000                   0/1,671,875
Thomas R. Byrd                           --               --            73,168/38,332           3,842,968/1,545,876

-------
(1) No stock appreciation rights were granted or exercised in 2000.

(2) Value realized represents the difference between the sale price and the exercise price of cashless stock option exercises. Shares were acquired and sold through same-day cashless exercises.

(3) Based on the December 31, 2000 market price of $77.8125 per share for the Company's Common Stock minus the exercise price of the unexercised stock options held at that time.

Long-Term Incentive Plan Awards

  The Long-Term Incentive Plan Table below provides information about estimated award ranges for the plan initiated in 2000 for the performance period January 1, 2000 through December 31, 2002. Trigon BCBS's Long-Term Incentive Plan is based on three-year overlapping performance cycles.

           Long-Term Incentive Plans--Awards in Last Fiscal Year(1)

                                                                    Estimated Future Payouts Under
                                                                    Non-Stock Price Based Plan(2)
                                                                 ------------------------------------
                                            Performance or Other
                           Number of Units      Period Until
Name                      or Other Rights # Maturation or Payout Threshold ($) Target ($) Maximum ($)
----                      ----------------- -------------------- ------------- ---------- -----------
Thomas G. Snead, Jr.             N/A             2000-2002          140,000     280,000     630,000
James W. Copley, Jr.             N/A                   N/A              N/A         N/A         N/A
Paul F. Nezi                     N/A             2000-2002           35,938      71,875     172,500
William P. Bracciodieta,
 M.D.                            N/A             2000-2002           35,875      71,750     172,200
Thomas R. Byrd                   N/A             2000-2002           37,250      74,500     178,800

-------
(1) In January 2000, opportunities to earn Long-Term Incentive Awards were granted for the three-year period ending in 2002. The performance objective for this period is based on consolidated operating income margin for 2002. This objective has a range of potential payouts from Threshold to Maximum. The Target payout for participants ranges from 10% to 40% of base salary.

(2) The dollar figures for Threshold, Target and Maximum payouts in the table assume that each participant takes his Long-Term Incentive payout in cash. For the cycle ending in 2002, a participant who has not met specified stock ownership guidelines must take 50 percent of the payout in restricted stock and may elect to take the balance of the payout in restricted stock. A participant who has met ownership guidelines may elect to take part or all of the payout in restricted stock. Any elective portion of the payout which the participant elects to take in restricted stock will be automatically increased by 30 percent. Consequently, the payouts could be the amounts shown in the table or up to 130 percent of these amounts, depending on the stock ownership status and payout election of the particular participant.

Retirement Plan

  The Company sponsors a non-contributory retirement program (the "Retirement Plan") for certain employees that is qualified under Internal Revenue Code
Section 401(a) and subject to ERISA. The Company also sponsors a Supplemental Executive Retirement Plan, which provides additional benefits, payable out of general assets to certain employees. The benefits are equal to the benefits these employees cannot receive under the qualified Retirement Plan because of Internal Revenue Code limits on benefits and compensation for highly compensated employees.

  Until October 1, 1998, the annual benefit under the Retirement Plan at normal retirement age (age 65) was determined under a defined benefit formula based on final average compensation and years of service. The defined benefit was equal to 60% of the average of the participant's highest five consecutive calendar years of covered compensation during the last ten years, minus 50% of the participant's primary social security benefit, all multiplied by years of credited service (up to a maximum of 30 years) and divided by 30.

  Effective October 1, 1998, the Retirement Plan was converted into a cash balance plan. Under the cash balance plan, each participant has an account, for record keeping purposes only, to which credits are allocated, and a participant's retirement benefit is based on the balance in the participant's account at retirement. For participants in the Retirement Plan as of September 30, 1998, their initial account balance is the actuarial equivalent of their accrued benefit under the defined benefit formula as of September 30, 1998. For participants who join the plan after September 30, 1998, their initial account balance is zero. Each participant's account is also credited with quarterly pay credits and quarterly interest credits. The quarterly pay credits are a percentage of the participant's compensation for the quarter. The percentage is determined by the sum of the participant's age and years of service according to the following table.

         Sum of age and years of service            Percentage of Compensation
         -------------------------------            --------------------------
                  Less than 40                                   3%
                    40 to 49                                     4%
                    50 to 59                                     5%
                    60 to 69                                     6%
                    70 to 79                                     8%
                   80 or more                                   10%

  Each participant's account balance is also increased each quarter by quarterly interest credits. The interest rate for each quarter is 25% of the average yield on 30-year treasuries for the second month of the quarter preceding the quarter for which interest is credited.

  The covered compensation under the Retirement Plan and Supplemental Executive Retirement Plan includes salary and annual and long term bonuses paid during the year, deferred compensation, Employees' Thrift Plan deferrals (including deferrals under the 401(k) Restoration Plan), and amounts excluded from income under (S)125 of the Internal Revenue Code. For 2000, the covered compensation under the retirement plans for each of the Named Executive Officers was: $1,327,736 for Mr. Snead; $557,397 for Mr. Copley; $608,400 for Mr. Nezi; $596,240 for Dr. Bracciodieta; and $541,500 for Mr. Byrd.

  The estimated annual benefit payable at normal retirement (age 65) under the Retirement Plan and the Supplemental Executive Retirement Plan to each of the Named Executive Officers is: $643,003 for Mr. Snead; $414,697 for Mr. Copley; $126,750 for Mr. Nezi; $71,342 for Dr. Bracciodieta and $324,105 for Mr. Byrd. These estimated benefits assume that the covered compensation of each individual for 2000 increases at 4% a year until normal retirement at age 65 and that the interest rate credits under the cash balance formula are at the rate of 6.5% per year.

Deferred Compensation

  The Company offers a non-qualified deferred compensation plan to all directors and to all officers of Trigon BCBS at or above the level of Vice President. The plan is called the Limited Fixed Return Plan. Interest credited to plan participants is funded through Trigon BCBS-owned life insurance. Those electing to defer compensation may begin receiving benefit payouts on or after age 55. As of December 31, 2000, 20 officers have deferred a balance of $1,215,477 and interest credited to the officers in 2000 was $105,783. As of December 31, 2000, six directors and four past directors have deferred a balance of $1,936,007, and interest credited to these participants in 2000 equaled $163,897.

  The Directors Plan allows each director to elect in advance to receive all or a part of his or her director's fees in the form of Common Stock. The number of shares earned is the amount of the fees divided by the fair market value of the Common Stock on the last trading day of each calendar quarter. If a director elects to receive 100% of his or her annual fees as Common Stock, the director also receives additional Common Stock equal to 30% of the fees. In 2000, all directors elected to receive 100% of their Board fees in the form of Common Stock.

Employment Agreements

  The Company has an employment agreement with Thomas G. Snead, Jr., who serves as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Snead is entitled to receive an annual base salary, which can be adjusted upward each year as determined by the Board. In addition, Mr. Snead is eligible for an award of incentive compensation each year. Mr. Snead is also entitled to other benefits offered to all executives. The Company provides Mr. Snead an automobile allowance, tax and financial planning services and reimbursement for other business expenses. If Mr. Snead becomes disabled and is entitled to receive benefits under the Long-Term Disability Program, Trigon BCBS will make supplemental monthly payments so that the entire benefit is equal to 60% of his base salary. Mr. Snead has agreed not to compete as an equity owner or employee with Trigon BCBS or its affiliates for three years after the termination of his employment. If the Company discharges Mr. Snead for any reason, Mr. Snead is entitled to receive a severance payment equal to three times the highest annual compensation received by him during any of the three calendar years preceding his discharge. For this purpose, annual compensation includes base salary, annual and long-term cash bonuses for the year and restricted stock awards for the year. In addition, Mr. Snead is entitled to receive welfare benefits for three years following his discharge.

  Mr. Snead's agreement also provides for a gross-up payment to be made, if necessary, to eliminate the effects of the imposition of the excise tax under
(S)4999 of the Internal Revenue Code on payments made to Mr. Snead and to eliminate the effects of income and excise taxes on such gross-up payment.

  Trigon BCBS also maintains at-will employment agreements with Dr. Bracciodieta and Messrs. Copley, Byrd and Nezi. For Dr. Bracciodieta and Messrs. Copley and Byrd, these agreements provide for a severance payment equal to 12 months' salary if the executive is discharged for any reason other than cause. For Mr. Nezi, the severance payment is equal to 24 months' salary. Each agreement also contains non-competition provisions pursuant to which the executive agrees that for a period of one year (or, in the case of Mr. Nezi, two years) following termination of employment, he will not become an officer, director, employee or 10% shareholder of an entity that competes with Trigon BCBS or its affiliates or employ any employee of Trigon BCBS or its affiliates.

  Mr. Copley, who serves as Chief Investment Officer of the Company, also has an agreement with the Company under which he is eligible to receive an incentive bonus each year if certain investment performance goals are met with respect to the Trigon investment portfolio. For 2000, the incentive bonus was based on a formula tied to (1) the amount by which the percentage total return earned on the investment portfolio exceeded the total return benchmark for the portfolio and (2) the amount by which investment income earned on the portfolio exceeded the investment income budgeted in Trigon's 2000 Plan. In addition, certain bonus amounts that had accrued in prior years but that had been withheld under the formula were released and added to the bonus for 2000. For 2000, Mr. Copley earned an incentive bonus of $726,289, which is included in the annual bonus column of the compensation table.

Executive Continuity Agreements

  Trigon BCBS and each Named Executive Officer have entered into employment agreements, discussed above, which require severance payments under certain conditions. Trigon BCBS and each Named Executive Officer have also entered into Executive Continuity Agreements, which replace the Named Executive Officers' severance agreements if the executive's employment terminates as the result of a change of control of the Company.

  The Executive Continuity Agreements are intended to provide greater employment security to key executives and to assure shareholders that the business of the Company will continue with a minimum of disruption if a change of control occurs. Accordingly, the agreements provide for salary and benefit continuation upon termination of the executive's employment within three months before or within three years after a change of control of the Company. The salary continuation benefit entitles the executive to a lump sum payment equal to two times (in the cases of Dr. Bracciodieta and Messrs. Nezi and Byrd) or three times (in the cases of Messrs. Snead and Copley) the greater of
(i) the highest amount of compensation received by the executive during any one of the three full calendar years ended immediately before the executive's employment terminates or (ii) 155% of the executive's annual base salary for the year in which the executive's employment terminates. The benefit continuation provides the executive with continued coverage under all welfare plans that the executive participated in when employment terminated. In the cases of Dr. Bracciodieta and Messrs. Nezi and Byrd, the benefits continue for two years, and in the cases of Messrs. Snead and Copley, the benefits continue for three years. The agreements also provide certain supplemental retirement benefits. In addition, upon a change of control of the Company, each executive is entitled to receive a payment under the Company's Annual Incentive Plan and Long-Term Incentive Plan, computed as if the Company and the executive had achieved the target level of performance under each plan.

  Each Executive Continuity Agreement provides for a gross-up payment to be made to the executive, if necessary, to eliminate the effects of the imposition of the excise tax under (S)4999 of the Internal Revenue Code on payments made to the executives and to eliminate the effects of income and excise taxes on such gross-up payment.

                  REPORT OF THE HUMAN RESOURCES, COMPENSATION
                        AND EMPLOYEE BENEFITS COMMITTEE

  The Human Resources, Compensation and Employee Benefits Committee of the Board of Directors (the "Committee") reviews and approves, subject to Board ratification in certain cases, actions regarding the executive compensation programs of the Company and its subsidiaries. The Committee is composed entirely of outside directors.

  The purpose of the Company's compensation program is to attract, motivate and retain the executive management necessary to enhance profitability of the Company and increase shareholder value. The philosophy underlying the Company's executive compensation program is to create:

  --a competitive total compensation level that appropriately rewards both short and long-term success; and

  --variable pay opportunities that subject a significant portion of the executive's total compensation to performance risk.

  The goal is a compensation program that results in total compensation generally at the median for the competitive market when the Company's performance is at the desired level as compared with its competitors and above or below market levels when performance varies.

  The Company's executive compensation program is currently composed of four basic elements: base salary, an annual cash incentive program, a long-term incentive program and a stock incentive plan. The Company requires executive stock ownership as a means to link management interests and shareholder interests.

Base Salary

  Base salaries are targeted at the average of the competitive market, consisting of national managed care companies and national insurance companies. The base salary compensation of senior officers of the Company and its subsidiaries is reviewed by the Committee every 12 months and any changes must be approved by the Committee.

Annual Management Incentive

  Trigon BCBS's annual cash incentive program is based on yearly performance objectives. Program participants include executives and key management employees. The Chief Executive Officer recommends the amount of potential awards and the targeted performance goals for participants. For each performance objective, a performance range and potential payout from "Threshold" to "Maximum" is determined. The Committee reviews and approves objectives, performance targets and potential payouts for all senior officers. The Board of Directors ratifies the objectives, targets and potential payouts for the Chief Executive Officer. After the end of the fiscal year, the Committee measures the Company's performance against the objectives and certifies the amount of payment, if any. For 2000, the annual management incentive for the Chief Executive Officer and most other executive officers was based exclusively on the amount of the Company's earnings per share (exclusive of realized capital gains and losses and exclusive of extraordinary or nonrecurring items). For 2000, each participant's award contained a minimum earnings per share level that had to be reached before any annual payments would be made. The target award opportunities represented between 11% and 60% of a participant's salary, and the maximum award opportunities represented between 22% and 120% of a participant's salary. For 2000, the Company's earnings per share (exclusive of gains, losses and extraordinary or nonrecurring items) were $3.28, which resulted in the payment of maximum annual incentives.

Long-Term Management Incentive

  The Trigon BCBS long-term management incentive program is based on the achievement of three-year strategic performance objectives. Most officers, including all of the Named Executive Officers except Mr. Copley, participate in the program. The program provides incentives based on rolling three-year performance periods. Company performance measures are set at the beginning of the three-year period and are measured at the end of the period. The awards are paid at the end of the period, based on the degree of achievement of the specified performance goals. The three-year performance period ended in 2000 measured consolidated operating income margin for 2000 and the Company's commercial medical loss ratio versus the Company's peer group for 2000. The three-year performance period ending in 2001 measures consolidated operating income margin for 2001. The three-year performance period ending in 2002 measures consolidated operating income margin for 2002. Each three-year cycle provides target awards between 10% and 40% of a participant's salary, and maximum awards between 20% and 90% of a participant's salary. A performance range and potential payout from "Threshold" to

"Maximum" is established by the Committee for each cycle. The Committee reviews and approves objectives, performance targets and potential payouts for all senior officers. The Board of Directors ratifies the objectives, targets and earned payouts for the Chief Executive Officer. After the end of the three-year cycle, the Committee measures the Company's performance against the objectives and certifies the amount of payment, if any. Awards under the 1998-2000 performance cycle for Named Executive Officers are included in the Summary Compensation Table. In 2000, the executive officers participating in the program earned the maximum award for the 1998-2000 cycle.

  The Committee believes that the interests of senior management are more closely aligned with the interests of the shareholders if senior management has a significant investment in the Company. The Board of Directors has adopted stock ownership guidelines that require senior management to own stock in the Company with a market value that is a multiple of base salary. The guidelines, which must be reached within seven years, are Chairman and Chief Executive Officer, 5 times salary; Chief Operating Officer, 3 times salary; and certain other officers, from 2 times salary to one times salary, depending upon position. To facilitate the acquisition of shares by senior management, the Board of Directors modified the Long-Term Incentive Plan to provide that until a participant meets the stock ownership guidelines, 50 percent (and for performance cycles ending after 2002, 100 percent) of the LTIP payouts will be paid in restricted stock and that under certain circumstances, the payouts of restricted stock will be increased by 30%.

Stock Incentive Plan

  The shareholders of the Company approved the 1997 Stock Incentive Plan on April 16, 1997. Under the 1997 Stock Incentive Plan, employees, including management, receive equity-based compensation as incentive to focus on enhancements to shareholder value. Under the Plan, certain incentive awards, including performance awards, restricted stock, performance stock, options and stock appreciation rights, may be awarded. In 2000, the stock-based compensation awarded under the Stock Incentive Plan was in the form of nonstatutory stock options, all of which were awarded at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and shares of restricted stock which were issued as payouts under the Long-Term Incentive Plan. All of the senior officers of the Company were awarded stock options on April 26, 2000. The Committee considered a number of factors in determining the number of options to be awarded to particular executives, including the executive's salary level, the ability of the executive to affect the net income of the Company and the level of stock options awarded to comparable executives at companies that compete with the Company.

Chief Executive Officer

  The Company's Chief Executive Officer, Thomas G. Snead, Jr., participates in each of the compensation programs available to executives. The Chief Executive Officer's base salary is based on the same market criteria used for other senior officers and is ratified by the Board of Directors. Mr. Snead's base salary as of April 26, 2000 was $575,000, which was below the median of the peer group of managed care companies. In 2000, the Chief Executive Officer earned the maximum annual incentive compensation award and the maximum long-term incentive compensation award for the 1998-2000 cycle.

Internal Revenue Code Section 162(m) Compliance

  The Company's pay philosophy is to make a large percentage of potential total compensation for executives performance-focused. In support of this compensation philosophy, executives can be rewarded at or above market levels when the Company performs above expectations. Section 162(m) of the Internal Revenue Code provides generally that compensation paid to the Named Executive Officers in excess of $1 million is deductible only if paid pursuant to qualifying performance-based compensation plans approved by shareholders. The 1997 Stock Incentive Plan allows the use of short and long-term cash compensation and stock compensation that qualifies as performance-based compensation under Section 162(m). Under the 1997 Stock Incentive Plan, all compensation paid is deductible for federal income tax purposes. The Committee intends to continue to maximize the effectiveness of the Company's compensation programs and preserve tax deductibility to the extent consistent with the best interests of the Company and its shareholders.

  This report is submitted by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors.

                          Jackie M. Ward, Chairperson
                           Lenox D. Baker, Jr., M.D.
                           William R. Harvey, Ph.D.
                               William N. Powell
                              Hubert R. Stallard

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Company's Board of Directors (the "Committee") is composed of six independent directors and operates under a written charter, which is attached to this proxy statement as Appendix A. Each member of the Committee is "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards.

  Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants, KPMG LLP ("KPMG"), are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards, and for expressing an opinion on the conformity of the financial statements to generally accepted accounting principles. The Committee's responsibility, as the representative of the Board of Directors, is to monitor and oversee these processes.

  In this context, the Committee met and held discussions with management and KPMG. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited financial statements with management and KPMG. In addition, the Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees. The Audit Committee also has received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and has discussed with KPMG its independence from the Company.

  Based on the reviews, discussions and other matters referred to in the preceding paragraph, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

  This report is submitted by the Audit Committee of the Company's Board of Directors.

                           R. Gordon Smith, Chairman
                               William R. Harvey
                                Gary A. Jobson
                             Donald B. Nolan, M.D.
                               John Sherman, Jr.
                              Hubert R. Stallard

                               Performance Graph

  The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return on the Standard & Poor's 500 Stock Index and on the Morgan Stanley Health Care Payor Index for the period commencing January 31, 1997 and ending December 31, 2000. The graph assumes an investment of $100 in the Company's Common Stock and each of the indices at the market close on January 31, 1997, the date the Company's Common Stock began trading on the New York Stock Exchange, and the reinvestment of all dividends. Historic stock price performance is not indicative of future stock price performance.



                                    [Graph]

                          1/31/1997 12/31/1997 12/31/1998 12/31/1999 12/31/2000
                          --------- ---------- ---------- ---------- ----------
   Trigon                    100       201        287        227        599
   S&P 500 Index             100       124        157        187        168
   Morgan Stanley Health
    Care Payor Index         100       108        115        102        221

                           ITEM TWO--RATIFICATION OF
                       SELECTION OF INDEPENDENT AUDITORS

  The Board, upon the recommendation of its Audit Committee, has selected KPMG LLP ("KPMG") as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 2001 and is submitting this matter to shareholders for their ratification. KPMG has served as the independent auditors of Trigon BCBS and its predecessors since 1971. If shareholders do not ratify the selection of KPMG, other independent auditors will be considered. One or more partners of the firm of KPMG will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

  The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000 were $479,500.

Financial Information Systems Design and Implementation Fees

  KPMG did not render any professional services to the Company in 2000 for financial information systems design and implementation.

All Other Fees

  The aggregate fees billed by KPMG for services rendered, other than services for the audit and quarterly reviews discussed under "Audit Fees" above, were $272,544. The Audit Committee has considered whether the provision of these services is compatible with KPMG maintaining its independence and has determined that the performance of these services did not adversely impact KPMG's independence.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS TO EXAMINE AND REPORT UPON THE FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR THE YEAR 2001.

                          ITEM THREE--OTHER BUSINESS

  If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper. At this time, the Company does not know of any other business that will be presented at the meeting.

                  PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                          AT THE 2002 ANNUAL MEETING

  Proposals that any shareholder desires to have included in the proxy statement for the 2002 Annual Meeting of Shareholders must be received by the Company no later than November 23, 2001.

  Pursuant to the Company's Bylaws, if the Company does not receive notice at its principal offices on or before February 28, 2002 of a shareholder proposal for consideration at the 2002 Annual Meeting of Shareholders, the proxies named by the Company's Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal. Section 1.3 of the Company's Bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. To be timely, a shareholder's notice must be given, either by personal delivery to the Secretary or an Assistant Secretary of the Company at the principal office of the Company, or by first class United States mail, with postage prepaid, addressed to the Secretary of the Company at the principal office of the Company. Any such notice must be received (i) on or after the first day of February and before the first day of March of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date of such meeting, as prescribed in the Company's Bylaws, has been changed by more than 30 days. Each such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Company's stock transfer books, of the shareholder proposing business, (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business, and (v) any interest which the shareholder may have in such business. Any such proposal must also meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER MARCH 31, 2001, FREE OF CHARGE, UPON WRITTEN REQUEST TO THE COMPANY'S OFFICE OF INVESTOR RELATIONS, TRIGON HEALTHCARE, INC., P.O. BOX 27401, RICHMOND, VIRGINIA 23279, OR BY CALLING (804) 354-3224.

                                By Order of the Board of Directors

                                /s/ J. Christopher Wiltshire

                                J. Christopher Wiltshire, Secretary

March 23, 2001

                                                                     APPENDIX A

                            TRIGON HEALTHCARE, INC.
                            Audit Committee Charter

I. Purpose of the Audit Committee

  The Board of Directors appoints the Audit Committee to assist the Board in fulfilling its oversight responsibilities, and the Committee reports to the full Board of Directors on all matters within its responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor and review the Company's financial reports, financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

II. Composition

  Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of not less than three (3) directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate, as interpreted by the Board of Directors in its business judgment, and at least one member of the Committee shall have accounting or related financial management expertise, as interpreted by the Board of Directors in its business judgment.

  The members of the Committee shall be appointed by the Board on recommendation of the Nominating Committee. The Chairman of the Audit Committee will be elected by the members of the Committee from among its members at the first meeting of the Committee following the Annual Meeting of Shareholders. The Audit Committee Chairman will not serve more than two one-year terms consecutively.

III. Meetings

  The Committee will meet at least four times annually, or more frequently as circumstances dictate. Meetings may be called by the Chairman of the Board of Directors, the Chairman of the Committee or any member of the Committee.

  At every meeting of the Committee where the independent auditors are present, the independent auditors shall for a portion of such meeting meet with the Committee in executive session without management or members of the internal auditing department. The Committee shall also periodically meet privately in executive session with the senior executive of the internal auditing department.

IV. Responsibilities and Duties

 Review Procedures

   1. The Committee shall review and reassess the adequacy of this Charter at least annually.

   2. Periodically during the fiscal year, the independent auditors shall review with the Committee their qualitative judgments as to accounting principles employed and related disclosures by the Company and the conclusions expressed in the Company's financial reports. The independent auditors shall review with the Committee significant judgments and estimates made by management in the preparation of the financial statements.

   3. The Committee shall review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

   4. The Committee shall review the Company's annual audited financial statements with management and the independent auditors prior to releasing the financial statements. This review will include a discussion of any matters required to be communicated by the independent auditors by Statement on Auditing Standards No. 61. The Committee shall receive the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and shall discuss with the independent auditors their independence. Based on this review and discussion, the Committee will determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

 Independent Auditors

   5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors and to nominate the independent auditors to be proposed for shareholder ratification in the proxy statement. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board of Directors the appointment or, if necessary, the replacement of the independent auditors.

   6. The Committee shall require the independent auditors to submit periodically a formal written statement delineating all relationships between the independent auditors and the Company, including audit and non-audit assignments and the fees and any other compensation paid to the independent auditors therefor. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the independent auditors, and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of their independence.

   7. The Committee shall review the independent auditors audit plan, including its scope, staffing, locations, reliance upon management, reliance upon internal audit and general audit approach.

   8. The Committee shall review the independent auditors' judgments about the appropriateness of the Company's accounting principles as applied in its financial reporting. The independent auditors shall promptly identify to the Committee any areas of disagreement with management in the preparation of financial statements.

 Internal Audit Department and Legal Compliance

   9. The senior executive of the internal audit department reports directly to the Audit Committee. The Committee shall review the annual audit plan and, as needed, the qualifications of the internal audit department.

  10. The Committee shall review the appointment and replacement of the senior internal audit executive.

  11. The Committee shall review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

  12. The Committee shall receive from internal audit a summary of all reports issued by state insurance departments and a summary of all financial audit reports issued by any other state or federal governmental agency.

  13. The Committee shall review with management and internal audit the controls in place to ensure the Company is complying with laws and regulations.

  14. The Committee shall review periodically with management, including the Company's chief legal officer, any legal matter that could have a material impact on the Company's financial statements. At least annually, the Committee shall receive and review a report from management concerning any material pending or threatened litigation in which the Company is or may become involved.

 Other Responsibilities

  15. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

  16. The Committee shall periodically review the Code of Business Conduct and management's system to enforce the Code.

  17. The Committee shall perform any other activities consistent with this Charter, the Company's by-laws, and the applicable standards of the New York Stock Exchange, as the Committee or the Board deems necessary or appropriate.

  18. The Committee shall maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                             YOUR VOTE IS IMPORTANT
                               VOTE BY TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

Dear Trigon Healthcare, Inc. Shareholder(s):

This year we offer you the convenience of telephone voting. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                   TELEPHONE                                                         MAIL
                 1-800-574-6864

Use any touch-tone telephone to vote your                             Mark, sign and date your proxy card and
proxy. Have your proxy card in hand when you call.                    return it in the postage-paid envelope we
You will be prompted to enter your control number,                    have provided.
located in the box below, and then follow the
simple directions.                                                       If you have submitted your proxy by telephone there
                                                                         is no need for you to return your proxy by mail.

                                                                              ***E-MAIL COMMUNICATIONS (NOT FOR VOTING) ***

                                                                              Would you like to receive information by
                                                                              e-mail? Including your e-mail address on the
                                                                              opposite side of this card allows you to receive
                                                                              periodic mailings, such as conference call
                                                                              alerts, press releases,and newsletters. Trigon and
                                                                              its stock transfer agent will not share your
                                                                              e-mail address with others, and you will always
                                                                              have the option of removing yourself from our
                                                                              address list.


CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE TO VOTE                                       CONTROL NUMBER FOR
     THERE IS NO CHARGE TO YOU FOR THIS CALL                                            TELEPHONE VOTING
                 1-800-574-6864

                                  DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE


 [      ]




               Please Detach Here
You Must Detach This Portion of the Proxy Card
  Before Returning it in the Enclosed Envelope

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. Election of Directors         FOR all nominees    [ ]        WITHHOLD AUTHORITY to vote            [ ]    *EXCEPTIONS    [ ]
                                 listed below                   for all nominees listed below

Nominees: 01 - A. Hugh Ewing, III, 02 - William R. Harvey, Ph.D., 03 - Gary A. Jobson, 04 -William N. Powell, 05 - John
Sherman, Jr., and 06 - R. Gordon Smith.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ___________________________________________________________________________________________________________________

2. Ratification of the selection of KPMG LLP as the Company's independent auditors for 2001

FOR    [ ]          AGAINST    [ ]          ABSTAIN   [ ]                               Any proxy or proxies previously given
                                                                                        for the meeting are revoked.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments
   thereof.                                                                             Change of Address and/or Comments
                                                                                        Mark Here   [ ]

                                                                                Please sign exactly as name or names appear on
                                                                                this proxy. When signing as attorney, executor,
                                                                                administrator, trustee, custodian, guardian or
                                                                                corporate officer, give full title. If more than
                                                                                one trustee, all should sign. If executed by a
                                                                                corporation this proxy card should be signed by a
                                                                                duly elected officer.

                                                                                Dated: _____________________________________, 2001

                                                                                              Signature of Shareholder



Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.           Votes MUST be indicated     [X]
                                                                                            (x) in black or blue ink.


                  [TRIGON LOGO]

             TRIGON HEALTHCARE, INC.

          ANNUAL MEETING OF SHAREHOLDERS
             APRIL 25, 2001 AT 9:00 AM
              2015 STAPLES MILL ROAD
             RICHMOND,VIRGINIA 23230

                   DIRECTIONS:



Arriving from the East on I-64                                      Arriving from the North on I-95
from Williamsburg, VA Beach, etc.                                   from Fredericksburg, Washington, D.C.
DO NOT TAKE I-295 NORTH I-95 exit                                   DO NOT TAKE I-295 to I-64 West exit
FOLLOW I-64 WEST RICHMOND                                           FOLLOW I-95 SOUTH RICHMOND
  1. Take I-64 West to I-95/I-64 Interchange.                         1. Take I-95 South to I-64 West, exit 79.
  2. Take I-64 West again exit 79 from I-95 North.                    2. Take Staples Mill Road exit 185 from I-64 West
  3. Take Staples Mill Road exit 185 from I-64 West                      and follow signs to Route 33 East.
     and follow signs to Route 33 East.                               3. Go 1/2 mile on Staples Mill Road to Trigon
  4. Go 1/2 mile on Staples Mill Road to Trigon                          Headquarters on your left.
     Headquarters on your left.

Arriving from the South on I-95                                     Arriving from the West on I-64
from Petersburg, North Carolina, etc.                               from Charlottesville, etc.
  1. Take I-95 North to I-64 West.                                  DO NOT TAKE I-295 to North I-95 exit
  2. Take Staples Mill Road exit 185 from I-64 West                 Take I-64 EAST RICHMOND
     and follow signs to Route 33 East.                               1. Take I-64 East to the Staples Mill Road exit 185B
  3. Go 1/2 mile on Staples Mill Road to Trigon                          and follow signs to Route 33 East.
     Headquarters on your left.                                       2. Go 1/2 mile on Staples Mill Road to Trigon
                                                                         Headquarters on your left.




              TRIGON HEALTHCARE,INC.

          PROXY/VOTING INSTRUCTION CARD

     This proxy is solicited on behalf of the Board of Directors of Trigon Healthcare, Inc. for the Annual Meeting to be held on April 25, 2001.

     The shareholder named on the reverse side, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated March 23, 2001, appoints Ronald M. Nash and J. Christopher Wiltshire, and each of them, with full power of substitution in each, the proxies of such shareholder, to represent such shareholder and vote all shares of Trigon Healthcare, Inc.

     Class A Common Stock which such shareholder may be entitled to vote at the Annual Meeting of Shareholders to be held on April 25, 2001 and at any adjournment or postponement thereof, as indicated on the reverse side.

     This proxy, when properly executed, will be voted in the manner directed herein by the shareholder named on the reverse side. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and in the proxies' discretion on any other matters coming before the meeting.


                                                       Address for proxy only.
Comments:______________________
                                                       TRIGON HEALTHCARE, INC.
                                                       C/O THE BANK OF NEW YORK
                                                       P.O. BOX 11117
                                                       NEW YORK, N.Y. 10203-0117


If you have written in the above space,
please mark the comments notification
box on the reverse side.

(Continued, and to be signed and
dated, on the reverse side.)         E-mail address  (Optional: See other side.)